FOR IMMEDIATE RELEASE                                                                               SCOTT J. DUNCAN
                                                                                                    FX Energy, Inc.
October 24, 2006                                                                     3006 Highland Drive, Suite 206
                                                                                         Salt Lake City, Utah 84106
                                                                                  (801) 486-5555 Fax (801) 486-5575
                                                                                                   www.fxenergy.com

FX Energy Schedules Conference Call

Salt Lake City, October 24, 2006 – FX Energy, Inc. (NASDAQ:FXEN) today announced that the Company will hold a conference call on Thursday October 26, 2006, at 4:30 p.m. Eastern, 2:30 p.m. Mountain time to discuss the Company’s production from the Wilga and Zaniemysl fields in Poland. The call will be hosted by David Pierce, President and CEO of FX Energy. Interested parties are invited to listen to the conference call through a live webcast. To access the webcast, please go to the home page of FX Energy’s web site, www.fxenergy.com. An archived version of the conference call will be available at the same location shortly following the conclusion of the call.

About FX Energy

FX Energy, Inc. holds a land position of over 1.7 million acres in a known hydrocarbon region in western Poland’s Permian Basin. The Permian Basin’s gas-bearing Rotliegend sandstone is a direct analog to the Southern Gas Basin offshore England, and represents a largely untapped source of potentially significant gas reserves. FX Energy is exploiting this untapped potential in the belief that it can create substantial growth in oil and gas reserves and cash flow for its stockholders. The Company trades on the NASDAQ Global Market under the symbol FXEN.

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For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy’s SEC reports or visit FX Energy’s website at www.fxenergy.com. This release contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy’s control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy’s other SEC reports.